EXHIBIT 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
For Immediate Release February 2, 2023	Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports Fourth Quarter 2022 Earnings of $0.62 Per Share,
or $0.67 Per Share, Excluding Special Items
----------
Company Reports Full Year 2022 Earnings of $3.73 Per Share,
or $4.88 Per Share, Excluding Special Items
----------
Company Announces Reorganization and New Segmentation for 2023
----------

Fourth Quarter Highlights:
•	Sales of $508 Million, 6 Percent Above Prior Year
•	Sales Volumes and Operational Cost Impacted by COVID Shutdowns in China and Severe Weather in Western U.S.
•	Higher Inflation, Primarily in Europe

Full Year Highlights:
•	Record Sales of $2.13 Billion, 14 percent Above Prior Year
•	Price Increases of $210 Million Offset Inflation of $191 Million
•	Completed $75 Million Stock Repurchase Program
•	Continued Growth of Consumer-Oriented Business with Acquisition of Concept Pet

NEW YORK, February 2, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $0.67, excluding special items, for the fourth quarter ended December 31, 2022, compared with $1.25 in the prior year. Reported diluted earnings per share were $0.62 compared with $1.23 in the prior year.

For the full year 2022, the Company reported earnings per share of $4.88, excluding special items, compared with $5.02 in the prior year. Reported earnings per share were $3.73 compared with $4.86 for the full year 2021.

“We had a challenging finish to an otherwise strong year, with several acute factors impacting our fourth quarter results. Inflationary costs in Europe were higher, and the combination of severe weather in the U.S. and COVID-related shutdowns in China significantly hampered our operations and shipments in the quarter,” says Douglas T. Dietrich, Chairman and CEO. “Our teams navigated through significant challenges throughout the year to deliver solid performance in 2022. We continued to advance our growth strategy, we more than offset historic levels of inflation with price increases, and we continued to balance our portfolio for more stable growth with the acquisition of Concept Pet. Looking ahead, the company is well-positioned to continue to deliver higher levels of profitable growth.”

Fourth Quarter 2022

Worldwide net sales were $507.6 million, up 6 percent versus the prior year. On a constant currency basis, sales grew 13 percent versus the prior year, as foreign exchange had an unfavorable impact of $30 million.

Reported operating income was $43.6 million. Operating income excluding special items was $44.0 million and represented 8.7 percent of sales. Operating income and margins in the fourth quarter were impacted by higher inflationary costs, particularly freight and energy associated with the European pet care business. In addition, COVID-related shutdowns in China and severe weather conditions in the western U.S. affected production, shipping, and operating costs at several facilities.

Segment Information

Performance Materials segment sales were $265.6 million in the fourth quarter, up 4 percent versus the prior year. On a constant currency basis, sales were up 11 percent from the prior year, as foreign exchange had an unfavorable impact of $18 million.

Household, Personal Care & Specialty Products sales increased 8 percent versus the prior year primarily driven by the acquisition of Concept Pet and continued strong demand for consumer-oriented products. Metalcasting sales decreased 5 percent versus the prior year as strength in North America was offset by COVID-related shutdowns in China. Environmental Products sales grew 18 percent from the prior year on strength in remediation, wastewater, and filtration activities. Building Materials sales were down 13 percent versus the prior year, primarily due to lower construction activity levels in Europe.

Segment operating income excluding special items was $19.0 million and operating margin was 7.2 percent of sales. Operating income and margins were impacted by higher inflationary costs, primarily related to sea freight and energy rates incurred by the European pet care business on bulk bentonite transfers from Turkey to the Netherlands. While sea freight and energy rates moderated at the end of the year, this business incurred significant inflation in the fourth quarter through the sale of this high-cost inventory. Margins for the segment were also impacted by COVID-related shutdowns in China and severe weather in the western U.S.

The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for consumer-oriented and industrial markets and for non-residential construction, environmental remediation, and infrastructure projects worldwide.

Specialty Minerals segment sales were $155.1 million in the fourth quarter, 10 percent above the prior year. On a constant currency basis, sales were up 14 percent, as foreign exchange had an unfavorable impact of $7 million.

PCC sales were 13 percent above prior year on new satellite ramp-ups in Asia and higher pricing across all product lines. Processed Minerals sales were 1 percent above the prior year.

Segment operating income was $16.9 million and represented 10.9 percent of sales. This segment provides a wide range of specialty additives used in paper, packaging, construction, automotive, and consumer markets including food and pharmaceuticals.

Refractories segment sales were $86.9 million in the fourth quarter, up 10 percent from the prior year. On a constant currency basis, sales were up 17 percent, as foreign exchange had an unfavorable impact of $6 million. Refractories segment sales increased primarily due to the continued ramp-up of new business volumes and higher pricing to cover inflationary cost increases.

Segment operating income was $12.5 million and represented 14.4 percent of sales. The Refractories segment provides products and services primarily to the worldwide steel industry.

Full Year 2022

Worldwide net sales were $2,125.5 million, 14 percent above the prior year. On a constant currency basis, sales grew 20 percent versus the prior year, as foreign exchange had an unfavorable impact of $100 million. Reported operating income was $214.8 million. Operating income excluding special items was $252.5 million and represented 11.9 percent of sales.

Segment Information

Performance Materials segment sales were $1,127.7 million, 16 percent above the prior year. On a constant currency basis, sales grew 22 percent, as foreign exchange had an unfavorable impact of $61 million.

Household, Personal Care & Specialty Products sales increased 22 percent, primarily due to continued strong demand for consumer-oriented products and the acquisition of Concept Pet. Metalcasting sales grew 5 percent as strength in North America and the rest of the world offset weakness in China due to COVID-related restrictions and shutdowns. Environmental Products sales grew 28 percent on strength in remediation, wastewater, and filtration activity. Building Materials sales were 2 percent lower than the prior year.

Segment operating income excluding special items was $130.8 million, up 4 percent versus the prior year, and operating margin was 11.6 percent of sales.

Specialty Minerals segment sales were $648.4 million, 12 percent above the prior year. On a constant currency basis, sales grew 16 percent, as foreign exchange had an unfavorable impact of $21 million.

PCC sales increased 13 percent on the ramp-up of new satellites and strong demand for specialty PCC in construction, automotive, and consumer markets.

Processed Minerals sales increased 9 percent, driven by strong demand for Ground Calcium Carbonate products.

Segment operating income was $41.3 million, and $72.4 million excluding special items, 2 percent lower than the prior year. Operating margin was 11.2 percent of sales and was impacted by higher energy costs and the timing of contractual price adjustments.

Refractories segment sales were $349.4 million, 15 percent higher than the prior year. On a constant currency basis, sales grew 21 percent, as foreign exchange had an unfavorable impact of $19 million.

Segment operating income was a record at $57.6 million and represented 16.5 percent of sales. Sales and operating income benefited from strong operating performance and new business development.

Company Announces Reorganization and New Segmentation for 2023

As of January 1, 2023, the Company will be organized into two segments: Consumer & Specialties and Engineered Solutions.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

“Minerals Technologies has transformed into a stronger, more resilient, and faster growing company. This new structure better defines who we are today, aligning our businesses and technologies with our customers and end markets. It creates a more efficient and effective management structure that will sharpen our focus, accelerate innovation, increase speed of decision making, and drive higher levels of performance,” adds Dietrich.

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Minerals Technologies will host a conference call tomorrow, February 3, 2023, at 11 a.m. Eastern Time. The conference call will be broadcast live on our website: www.mineralstech.com. To listen to the call, go to the website and click on "Investor Relations," then click on "Quarterly Results & Conference Calls." A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on February 3, 2023.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include the duration and scope of the COVID-19 pandemic, and government and other third-party responses to it; worldwide general economic, business, and industry conditions, including the effects of the COVID-19 pandemic on the global economy; the cyclicality of our customers’ businesses and their changing demands; the dependence of certain of our product lines on the commercial construction and infrastructure markets, the domestic building and construction markets, and the automotive market; our ability to effectively achieve and implement our growth initiatives; our ability to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to renew or extend long term sales contracts for our PCC satellite operations; consolidation in customer industries, principally paper, foundry and steel; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations; increases in costs of raw materials, energy, or shipping; our ability to compete in very competitive industries; operating risks and capacity limitations affecting our production facilities; seasonality of some of our segments; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2021 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a global resource- and technology-based company that develops, produces and markets a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, packaging, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The Company reported sales of $2.1 billion in 2022. For further information, please visit our website at www.mineralstech.com. (MTI-E)

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Tweleve Months Ended		% Growth
	Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021	Prior Qtr.	Prior Year	Dec. 31, 2022	Dec. 31, 2021	Prior Year

Net sales	$507.6	$541.9	$476.9	(6)%	6%	$2,125.5	$1,858.3	14%

Cost of goods sold	409.9	423.6	370.9	(3)%	11%	1,660.5	1,411.8	18%

Production margin	97.7	118.3	106.0	(17)%	(8)%	465.0	446.5	4%

Marketing and administrative expenses	48.5	46.0	46.3	5%	5%	192.1	186.2	3%
Research and development expenses	5.2	5.1	5.0	2%	4%	20.4	19.5	5%
Acquisition related transaction and integration costs	0.4	0.5	2.1	(20)%	(81)%	5.1	4.0	28%
Litigation costs	0.0	31.1	0.0	*	*	32.6	0.0	*
Restructuring and other items, net	0.0	0.0	0.0	*	*	0.0	1.1	*

Income from operations	43.6	35.6	52.6	22%	(17)%	214.8	235.7	(9)%

Interest expense, net	(12.7)	(11.0)	(9.0)	15%	41%	(43.9)	(37.2)	18%
Debt extinguishment expenses	0.0	(6.9)	0.0	*	*	(6.9)	0.0	*
Non-cash pension settlement (gain)	(1.8)	(0.2)	1.2	*	*	(3.5)	(1.8)	94%
Other non-operating income (deductions), net	(1.7)	(0.4)	5.3	*	*	(3.8)	5.6	*
Total non-operating deductions, net	(16.2)	(18.5)	(2.5)	(12)%	548%	(58.1)	(33.4)	74%

Income before tax and equity in earnings	27.4	17.1	50.1	60%	(45)%	156.7	202.3	(23)%

Provision for taxes on income	6.3	3.2	9.0	97%	(30)%	32.1	36.6	(12)%
Equity in earnings of affiliates, net of tax	0.3	0.7	0.9	(57)%	(67)%	1.7	2.8	(39)%

Consolidated net income	21.4	14.6	42.0	47%	(49)%	126.3	168.5	(25)%

Less: Net income attributable to non-controlling interests	1.4	1.2	0.9	17%	56%	4.1	4.1	(0)%

Net Income attributable to Minerals Technologies Inc. (MTI)	$20.0	$13.4	$41.1	49%	(51)%	$122.2	$164.4	(26)%

Weighted average number of common shares outstanding:

Basic	32.5	32.5	33.3			32.7	33.6

Diluted	32.5	32.6	33.5			32.8	33.8

Earnings per share attributable to MTI:

Basic	$0.62	$0.41	$1.23	51%	(50)%	$3.74	$4.89	(24)%

Diluted	$0.62	$0.41	$1.23	51%	(50)%	$3.73	$4.86	(23)%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.20	$0.20

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended December 31, 2022, October 2, 2022, and December 31, 2021 each consisted of 90 days, 91 days and 89 days respectively. The twelve month periods ended December 31, 2022 and December 31, 2021 each consisted of 365 days, respectively.

2)
In September 2021, PCA Corporation discontinued the use of PCC at their mill in Jackson, Alabama. As a result, the Company recorded a non-cash impairment of assets charge of $0.7 million and $0.4 million in severance related and other closures costs for its Paper PCC satellite facility at this mill.

	(millions of dollars)

		Quarter Ended				Twelve Months Ended
		Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021		Dec. 31, 2022	Dec. 31, 2021

	Asset Write-Downs
	Specialty Minerals	$0.0	$0.0	$0.0		$0.0	$0.7
	Total asset write-downs	$0.0	$0.0	$0.0		$0.0	$0.7

	Restructuring and other items, net
	Severance related costs	$0.0	$0.0	$0.0		$0.0	$0.2
	Other costs	0.0	0.0	0.0		0.0	0.2
		$0.0	$0.0	$0.0		$0.0	$0.4

	Total restructuring and other items, net	$0.0	$0.0	$0.0		$0.0	$1.1

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended December 31, 2022, October 2, 2022, and December 31, 2021, and the twelve month periods ended December 31, 2022 and December 31, 2021 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended				Twelve Months Ended
		Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021		Dec. 31, 2022	Dec. 31, 2021

	Net income attributable to MTI	$20.0	$13.4	$41.1		$122.2	$164.4
	% of sales	3.9%	2.5%	8.6%		5.7%	8.8%

	Special items:
	Acquisition related transaction and integration costs	0.4	0.5	2.1		5.1	4.0
	Litigation costs	0.0	31.1	0.0		32.6	0.0
	Debt extinguishment expenses	0.0	6.9	0.0		6.9	0.0
	Non-cash pension settlement (gain)	1.8	0.2	(1.2)		3.5	1.8
	Restructuring and other items, net	0.0	0.0	0.0		0.0	1.1
	Related tax effects on special items	(0.5)	(8.0)	(0.2)		(10.2)	(1.6)

	Net income attributable to MTI, excluding special items	$21.7	$44.1	$41.8		$160.1	$169.7
	% of sales	4.3%	8.1%	8.8%		7.5%	9.1%

	Diluted earnings per share, excluding special items	$0.67	$1.35	$1.25		$4.88	$5.02

Included in litigation costs for the twelve month period ended December 31, 2022 are costs of $32.6 million incurred to defend against, opportunistically settle, and establish a reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary.

4)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended December 31, 2022, October 2, 2022, and December 31, 2021, and the twelve month periods ended December 31, 2022 and December 31, 2021 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended				Twelve Months Ended
	(millions of dollars)	Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021		Dec. 31, 2022	Dec. 31, 2021

	Cash flow from operations	$42.3	$30.4	$69.3		$105.9	$232.4
	Capital expenditures	22.9	19.2	23.0		82.3	86.0
	Free cash flow	$19.4	$11.2	$46.3		$23.6	$146.4

	Depreciation, depletion and amortization expense	$23.0	$23.3	$23.6		$94.2	$94.6

5)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth on a constant currency basis, which is a non-GAAP measure, for the three months and twelve months ended December 31, 2022, constituting a reconciliation to GAAP sales growth set forth below. Constant currency basis eliminates the exchange rate fluctuations when calculating sales performance figures. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the fourth quarter and full year 2022.

		Quarter Ended December 31, 2022				Year Ended December 31, 2022

		Sales Growth	Impact of Foreign Exchange	Sales Growth on Constant Currency Basis		Sales Growth	Impact of Foreign Exchange	Sales Growth on Constant Currency Basis

	Performance Materials	4%	7%		11%	16%	6%	22%
	Specialty Minerals	10%	4%		14%	12%	4%	16%
	Refractories	10%	7%		17%	15%	6%	21%
	MTI	6%	7%		13%	14%	6%	20%

6)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended December 31, 2022, October 2, 2022, and December 31, 2021, and the twelve month periods ended December 31, 2022 and December 31, 2021, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended				Twelve Months Ended
	(millions of dollars)	Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021		Dec. 31, 2022	Dec. 31, 2021

	Net income	$20.0	$13.4	$41.1		$122.2	$164.4
	Add back:
	Depreciation, depletion and amortization	23.0	23.3	23.6		94.2	94.6
	Interest expense, net	12.7	11.0	9.0		43.9	37.2
	Equity in earnings of affiliates, net of tax	(0.3)	(0.7)	(0.9)		(1.7)	(2.8)
	Net income attributable to non-controlling interests	1.4	1.2	0.9		4.1	4.1
	Provision for taxes on income	6.3	3.2	9.0		32.1	36.6
	EBITDA	63.1	51.4	82.7		294.8	334.1
	Add special items:
	Acquisition related transaction and integration costs	0.4	0.5	2.1		5.1	4.0
	Litigation costs	0.0	31.1	0.0		32.6	0.0
	Restructuring and other items, net	0.0	0.0	0.0		0.0	1.1
	Debt extinguishment expenses	0.0	6.9	0.0		6.9	0.0
	Non-cash pension settlement charge	1.8	0.2	(1.2)		3.5	1.8
	Adjusted EBITDA	$65.3	$90.1	$83.6		$342.9	$341.0
	% of sales	12.9%	16.6%	17.5%		16.1%	18.4%

7)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended				Twelve Months Ended
		Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021		Dec. 31, 2022	Dec. 31, 2021

	Interest income	$0.7	$1.1	$1.1		$3.4	$3.4
	Interest expense	(13.4)	(12.1)	(10.1)		(47.3)	(40.6)
	Non-cash pension (settlement) gain	(1.8)	(0.2)	1.2		(3.5)	(1.8)
	Debt extinguishment expenses	0.0	(6.9)	0.0		(6.9)	0.0
	Foreign exchange gains	(0.1)	0.7	7.8		2.1	11.7
	Other deductions	(1.6)	(1.1)	(2.5)		(5.9)	(6.1)
	Non-operating deductions, net	$(16.2)	$(18.5)	$(2.5)		$(58.1)	$(33.4)

	Included in non-operating deductions for the twelve month period ended December 31, 2022 are debt extinguishment expenses of $6.9 million related to the refinancing of our credit facilities.

Included in non-operating deductions for the three month periods ended December 31, 2022, October 2, 2022, and December 31, 2021 are non-cash pension settlement charges (gains) of $1.8 million, $0.2 million and $(1.2) million, respectively associated with some of our pension plans in the U.S. Included in non-operating deductions for the twelve month periods ended December 31, 2022 and December 31, 2021 are non-cash pension settlement charges of $3.5 million and $1.8 million, respectively associated with some of our pension plans in the U.S.

8)
The analyst conference call to discuss operating results for the fourth quarter is scheduled for February 3, 2023 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Twelve Months Ended				% Growth
SALES DATA	Dec. 31, 2022	% of Total Sales	Oct. 2, 2022	% of Total Sales	Dec. 31, 2021	% of Total Sales	Prior Qtr.	Prior Year	Dec. 31, 2022	% of Total Sales	Dec. 31, 2021	% of Total Sales	Prior Year

United States	$273.0	54%	$279.9	52%	$246.7	52%	(2)%	11%	$1,135.6	53%	$959.6	52%	18%
International	234.6	46%	262.0	48%	230.2	48%	(10)%	2%	989.9	47%	898.7	48%	10%
Net Sales	$507.6	100%	$541.9	100%	$476.9	100%	(6)%	6%	$2,125.5	100%	$1,858.3	100%	14%

Household, Personal Care & Specialty Products	$136.8	27%	$141.5	26%	$126.5	27%	(3)%	8%	$560.9	26%	$460.5	25%	22%
Metalcasting	79.6	16%	85.4	16%	84.2	18%	(7)%	(5)%	334.0	16%	319.2	17%	5%
Environmental Products	36.1	7%	47.7	9%	30.5	6%	(24)%	18%	174.1	8%	136.3	7%	28%
Building Materials	13.1	3%	15.8	3%	15.0	3%	(17)%	(13)%	58.7	3%	60.0	3%	(2)%
Performance Materials Segment	$265.6	52%	$290.4	54%	$256.2	54%	(9)%	4%	$1,127.7	53%	$976.0	53%	16%

Paper PCC	$95.3	19%	$97.7	18%	$84.8	18%	(2)%	12%	$381.7	18%	$349.7	19%	9%
Specialty PCC	22.7	4%	25.5	5%	20.0	4%	(11)%	14%	100.4	5%	77.1	4%	30%
PCC Products	$118.0	23%	$123.2	23%	$104.8	22%	(4)%	13%	$482.1	23%	$426.8	23%	13%

Ground Calcium Carbonate	$25.1	5%	$28.6	5%	$23.6	5%	(12)%	6%	$109.1	5%	98.1	5%	11%
Talc	12.0	2%	14.2	3%	13.1	3%	(15)%	(8)%	57.2	3%	54.0	3%	6%
Processed Minerals Products	$37.1	7%	$42.8	8%	$36.7	8%	(13)%	1%	$166.3	8%	$152.1	8%	9%

Specialty Minerals Segment	$155.1	31%	$166.0	31%	$141.5	30%	(7)%	10%	$648.4	31%	$578.9	31%	12%

Refractory Products	$69.5	14%	$68.9	13%	$62.1	13%	1%	12%	$273.4	13%	$237.1	13%	15%
Metallurgical Products	17.4	3%	16.6	3%	17.1	4%	5%	2%	76.0	4%	66.3	4%	15%
Refractories Segment	$86.9	17%	$85.5	16%	$79.2	17%	2%	10%	$349.4	16%	$303.4	16%	15%

Net Sales	$507.6	100%	$541.9	100%	$476.9	100%	(6)%	6%	$2,125.5	100%	$1,858.3	100%	14%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
	Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021	Prior Qtr.	Prior Year	Dec. 31, 2022	Dec. 31, 2021	Prior Year
SEGMENT OPERATING INCOME (LOSS) DATA

Performance Materials Segment	$18.7	$37.9	$28.5	(51)%	(34)%	$127.2	$125.0	2%
% of Sales	7.0%	13.1%	11.1%			11.3%	12.8%
Specialty Minerals Segment	$16.9	$(14.2)	$14.5	*	17%	$41.3	$72.9	(43)%
% of Sales	10.9%	*	10.2%			6.4%	12.6%
Refractories Segment	$12.5	$12.4	$12.4	1%	1%	$57.6	$49.3	17%
% of Sales	14.4%	14.5%	15.7%			16.5%	16.2%
Unallocated and Other Corporate Expenses	$(4.5)	$(0.5)	$(2.8)	*	* %	$(11.3)	$(11.5)	(2)%

Consolidated	$43.6	$35.6	$52.6	22%	(17)%	$214.8	$235.7	(9)%
% of Sales	8.6%	6.6%	11.0%			10.1%	12.7%

SPECIAL ITEMS

Performance Materials Segment	$0.3	$0.3	$0.6	*	*	$3.6	$1.2	*

Specialty Minerals Segment	$0.0	$31.1	$0.0	*	*	$31.1	$1.1	*

Refractories Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Unallocated and Other Corporate Expenses	$0.1	$0.2	$1.5	*	*	$3.0	$2.7	*

Consolidated	$0.4	$31.6	$2.1	*	*	$37.7	$5.0	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended December 31, 2022, October 2, 2022, and December 31, 2021, and the twelve month periods ended December 31, 2022 and December 31, 2021, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
SEGMENT OPERATING INCOME,	Dec. 31, 2022	Oct. 2, 2022	Dec. 31, 2021	Prior Qtr.	Prior Year	Dec. 31, 2022	Dec. 31, 2021	Prior Year
EXCLUDING SPECIAL ITEMS

Performance Materials Segment	$19.0	$38.2	$29.1	(50)%	(35)%	$130.8	$126.2	4%
% of Sales	7.2%	13.2%	11.4%			11.6%	12.9%
Specialty Minerals Segment	$16.9	$16.9	$14.5	(0)%	17%	$72.4	$74.0	(2)%
% of Sales	10.9%	10.2%	10.2%			11.2%	12.8%
Refractories Segment	$12.5	$12.4	$12.4	1%	1%	$57.6	$49.3	17%
% of Sales	14.4%	14.5%	15.7%			16.5%	16.2%
Unallocated Corporate Expenses	$(4.4)	$(0.3)	$(1.3)	1367%	(238)%	$(8.3)	$(8.8)	6%

Consolidated	$44.0	$67.2	$54.7	(35)%	(20)%	$252.5	$240.7	5%
% of Sales	8.7%	12.4%	11.5%			11.9%	13.0%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	December 31, 2022		December 31, 2021
		*		**

Current assets:
Cash & cash equivalents	$247.2		$299.5
Short-term investments	5.6		4.9
Accounts receivable, net	404.0		367.8
Inventories	348.8		297.7
Prepaid expenses and other current assets	64.9		58.6
Total current assets	1,070.5		1,028.5

Property, plant and equipment	2,288.6		2,296.4
Less accumulated depreciation	1,238.2		1,247.3
Net property, plant & equipment	1,050.4		1,049.1

Goodwill	914.8		907.5
Intangible assets	241.9		251.6
Other assets and deferred charges	121.5		137.5

Total assets	$3,399.1		$3,374.2

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$119.7		$80.0
Current maturities of long-term debt	14.5		0.8
Accounts payable	193.8		196.1
Other current liabilities	170.3		142.9
Total current liabilities	498.3		419.8

Long-term debt	928.1		936.2
Deferred income taxes	182.4		188.1
Other non-current liabilities	177.2		250.6
Total liabilities	1,786.0		1,794.7

Total MTI shareholders' equity	1,579.4		1,539.3
Non-controlling Interests	33.7		40.2
Total shareholders' equity	1,613.1		1,579.5

Total liabilities and shareholders' equity	$3,399.1		$3,374.2

* Unaudited
** Condensed from audited financial statements.